Exhibit 4.3
--------------------------------------------------------------------------------





                          REGISTRATION RIGHTS AGREEMENT


                          Dated as of November 22, 2002


                                  by and among


                         TOLL BROTHERS FINANCE CORP. and

                               TOLL BROTHERS, INC.

                                       and

                           SALOMON SMITH BARNEY INC.,

                       BANC OF AMERICA SECURITIES LLC and

                         BANC ONE CAPITAL MARKETS, INC.


                    as the Initial Purchaser Representatives
                          for themselves and the other
                         Initial Purchasers party hereto






--------------------------------------------------------------------------------

                          REGISTRATION RIGHTS AGREEMENT


         REGISTRATION RIGHTS AGREEMENT (the "Agreement") dated as of November 22, 2002 by and among TOLL BROTHERS FINANCE CORP., a Delaware corporation (the "Issuer"), TOLL BROTHERS, INC. (the "Company"), SALOMON SMITH BARNEY INC., BANC OF AMERICA SECURITIES LLC and BANC ONE CAPITAL MARKETS, INC. (collectively, the "Initial Purchaser Representatives") and each of the other initial purchasers named on Schedule A attached hereto (together with the Initial Purchaser Representatives, the "Initial Purchasers").

         This Agreement is made pursuant to the Purchase Agreement dated November 15, 2002 by and among the Company and the Initial Purchaser Representatives, as representatives of the Initial Purchasers (the "Purchase Agreement"), which provides for the sale by the Issuer to the Initial Purchasers of $300,000,000 aggregate principal amount of the Issuer's 6.875% Senior Notes due 2012 (the "Notes") fully and unconditionally guaranteed (the "Guarantee", and together with the Notes, the Securities") by the Guarantors (as defined in the Purchase Agreement). In order to induce the Initial Purchasers to enter into the Purchase Agreement and in satisfaction of a condition to the Initial Purchasers' obligations thereunder, the Issuer and the Company have agreed to provide to the Initial Purchasers and their respective direct and indirect transferees and assigns the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the closing under the Purchase Agreement.

         In consideration of the foregoing, the parties hereto agree as follows:

         1. Definitions. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

         "1933 Act" shall mean the Securities Act of 1933, as amended from time to time, and the rules and regulations of the SEC promulgated thereunder.

         "1934 Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the SEC promulgated thereunder.

         "Additional Interest" shall have the meaning set forth in Section 2(e) hereof.

         "Additional Interest Payment Date" shall have the meaning set forth in
Section 2(e) hereof.

         "Agreement" shall have the meaning set forth in the preamble to this agreement.

         "Closing Time" shall mean November 22, 2002.

         "Company" shall have the meaning set forth in the preamble to this Agreement and also includes the Company's successors.

         "Depositary" shall mean The Depository Trust Company, or any other depositary appointed by the Issuer, including any agent thereof; provided, however, that any such depositary must at all times have an address in the Borough of Manhattan, in the City of New York.

         "Exchange Offer" shall mean the exchange offer by the Issuer and the Guarantors of Exchange Securities for Registrable Securities pursuant to Section 2(a) hereof.

         "Exchange Offer Registration" shall mean a registration under the 1933 Act effected pursuant to Section 2(a) hereof.

         "Exchange Offer Registration Statement" shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form) covering the Registrable Securities, and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated or deemed to be incorporated by reference therein.

         "Exchange Securities" shall mean the 6.875% Senior Notes due 2012 issued by the Issuer and the guarantee thereof issued by the Guarantors under the Indenture containing terms identical to the Notes and the Guarantee, respectively (except that (i) interest on the Exchange Securities shall accrue from the last date to which interest has been paid or duly provided for on the Notes or, if no such interest has been paid or duly provided for, from the Interest Accrual Date, (ii) provisions relating to an increase in the stated rate of interest on the Notes upon the occurrence of a Registration Default shall be eliminated, (iii) the transfer restrictions and legends relating to restrictions on ownership and transfer thereof as a result of the issuance of the Securities without registration under the 1933 Act shall be eliminated, (iv) the denominations thereof shall be $1,000 and integral multiples of $1,000 and
(v) all of the Exchange Securities will be represented by one or more global Exchange Securities in book-entry form unless exchanged for Exchange Securities in definitive certificated form under the circumstances provided in the Indenture), to be offered to Holders of Registrable Securities in exchange for Registrable Securities pursuant to the Exchange Offer.

         "Holders" shall mean (i) the Initial Purchasers, for so long as they own any Registrable Securities, and each of their successors, assigns and direct and indirect transferees who become registered owners of Registrable Securities under the Indenture and (ii) each Participating Broker-Dealer that holds Exchange Securities for so long as such Participating Broker-Dealer is required to deliver a Prospectus meeting the requirements of the 1933 Act in connection with any resale of such Exchange Securities.

         "Indenture" shall mean the Indenture, dated as of November 22, 2002, between the Issuer, the Guarantors and Bank One Trust Company, N.A., as Trustee, as the same may be further amended or supplemented from time to time in accordance with the terms thereof.

         "Inspectors" shall have the meaning set forth in Section 3(q).

         "Interest Accrual Date" means November 22, 2002.

         "Initial Purchaser(s)" shall have the meaning set forth in the preamble to this Agreement.

         "Initial Purchaser Representatives" shall have the meaning set forth in the preamble to this Agreement.

         "Issuer" shall have the meaning set forth in the preamble to this Agreement and also includes the Issuer's successors.

         "Majority Holders" shall mean the Holders of a majority of the aggregate principal amount of Registrable Securities outstanding, excluding Exchange Securities referred to in clause (ii) of the definition of "Holders" above; provided that whenever the consent or approval of Holders of a specified percentage of Registrable Securities or Exchange Securities is required hereunder, Registrable Securities and Exchange Securities held by the Company or any of its affiliates (as such term is defined in Rule 405 under the 1933 Act) shall be disregarded in determining whether such consent or approval was given by the Holders of such required percentage.

         "NASD" shall mean the National Association of Securities Dealers, Inc.

         "Notifying Broker-Dealer" shall have the meaning set forth in Section 3(h).

         "Participating Broker-Dealer" shall have the meaning set forth in
Section 3(h).

         "Person" shall mean an individual, partnership, joint venture, limited liability company, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

         "Private Exchange Securities" shall have the meaning set forth in
Section 2(a) hereof.

         "Prospectus" shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to a prospectus, including post-effective amendments, and in each case including all material incorporated or deemed to be incorporated by reference therein.

         "Purchase Agreement" shall have the meaning set forth in the preamble to this Agreement.

         "Registrable Securities" shall mean the Securities; provided, however, that any Securities shall cease to be Registrable Securities when (i) a Registration Statement with respect to such Securities shall have been declared effective under the 1933 Act and such Securities shall have been disposed of pursuant to such Registration Statement, (ii) such Securities shall have been sold to the public pursuant to Rule 144(k) (or any similar provision then in force, but not rule 144A) under the 1933 Act, (iii) such Securities shall have ceased to be outstanding, (iv) such Securities shall have been exchanged for Exchange Securities which have been registered pursuant to the Exchange Offer Registration Statement upon consummation of the Exchange Offer unless, in the case of any Exchange Securities referred to in this clause (iv), such Exchange Securities are held by Participating Broker-Dealers or otherwise are not freely tradeable without any limitations or restrictions under the 1933 Act (in which case such Exchange Securities will be deemed to be Registrable Securities until such time as such Exchange Securities are sold to a purchaser in whose hands such Exchange Securities are freely tradeable without any limitations or restrictions under the 1933 Act) or (v) such Securities shall have been exchanged for Private Exchange Securities pursuant to this Agreement (in which case such Private Exchange Securities will be deemed to be Registrable Securities until such time as such Private Exchange Securities are sold to a purchaser in whose hands such Private Exchange Securities are freely tradeable without any limitation or restrictions under the 1933 Act).

         "Registration Default" shall have the meaning set forth in Section
2(e).

         "Registration Expenses" shall mean any and all expenses incident to performance of or compliance by the Issuer and the Guarantors with this Agreement, including without limitation: (i) all SEC, stock exchange or NASD registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state or other securities or blue sky laws and compliance with the rules of the NASD (including reasonable fees and disbursements of counsel for any underwriters or Holders in connection with qualification of any of the Exchange Securities or Registrable Securities under state or other securities or blue sky laws and any filing with and review by the NASD), (iii) all expenses of any Persons in preparing, printing and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements, certificates representing the Securities or Exchange Securities and other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees, (v) all fees and expenses incurred in connection with the listing, if any, of any of the Securities, Private Exchange Securities (if any) or Exchange Securities on any securities exchange or exchanges or on any quotation system,
(vi) all fees and disbursements relating to the qualification of the Indenture under applicable securities laws, (vii) the fees and disbursements of counsel for the Company and the fees and expenses of independent public accountants for the Company or for any other Person, business or assets whose financial statements are included in any Registration Statement or Prospectus, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance or compliance, (viii) the fees and expenses of a "qualified independent underwriter" as defined by Conduct Rule 2720 of the NASD (if required by the NASD rules) and the fees and disbursements of its counsel,
(ix) the fees and expenses of the Trustee, any registrar, any depositary, any paying agent, any escrow agent or any custodian, in each case including fees and disbursements of their respective counsel, (x) fees and expenses of all other Persons retained by the Issuer and Guarantors, (xi) internal expenses of the Issuer and the Guarantors (including, without limitation, all salaries and expenses of officers and employees of the Issuer and the Guarantors performing legal or accounting duties), (xii) the expense of an annual audit, and (xiii) in the case of an underwritten offering, any fees and disbursements of the underwriters customarily paid by issuer or sellers of securities and the fees and expenses of any special experts retained by the Issuer and the Guarantors in connection with any Registration Statement but excluding (except as otherwise provided herein) fees of counsel to the Holders and underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Holder; provided, however, in the event the Majority Holders designate in writing one counsel to act as counsel to the Holders in connection with any Registration Statement, the Issuer and the Company shall pay, and the Company shall cause the Subsidiary Guarantors to pay, all fees and disbursements of such counsel.

         "Registration Statement" shall mean any registration statement of the Issuer and the Guarantors relating to any offering of the Exchange Securities or Registrable Securities pursuant to the provisions of this Agreement (including, without limitation, any Exchange Offer Registration Statement and any Shelf Registration Statement), and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated or deemed to be incorporated by reference therein.

         "SEC" shall mean the Securities and Exchange Commission.

         "Securities" shall have the meaning set forth in the preamble to this Agreement.

         "Shelf Registration" shall mean a registration effected pursuant to
Section 2(b) hereof for an offering to be made on a continuing basis pursuant to Rule 415 under the 1933 Act covering all of the Registrable Securities on Form S-1 or another appropriate form permitting registration of such Registrable Securities for resale by such Holders in the manner designated by such Holders.

         "Shelf Registration Statement" shall mean a "shelf" registration statement of the Issuer and the Guarantors pursuant to the provisions of Section 2(b) of this Agreement which covers all of the Registrable Securities on an appropriate form under Rule 415 under the 1933 Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated or deemed to be incorporated by reference therein.

         "Subsidiary Guarantor" shall mean any subsidiary of the Company that guarantees the obligations of the Issuer under the Securities and the Indenture.

         "TIA" shall mean the Trust Indenture Act of 1939, as amended from time to time, and the rules and regulations of the SEC promulgated thereunder.

         "Trustee" shall mean the trustee with respect to the Securities, the Private Exchange Securities (if any) and the Exchange Securities under the Indenture.

         "Underwriter" shall have the meaning set forth in Section 5(a).

         For purposes of this Agreement, (i) all references in this Agreement to any Registration Statement, preliminary prospectus or Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the SEC pursuant to its Electronic Data Gathering, Analysis and Retrieval system; (ii) all references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in any Registration Statement, preliminary prospectus or Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated or deemed to be incorporated by reference in such Registration Statement, preliminary prospectus or Prospectus, as the case may be; (iii) all references in this Agreement to amendments or supplements to any Registration Statement, preliminary prospectus or Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act which is incorporated or deemed to be incorporated by reference in such Registration Statement, preliminary prospectus or Prospectus, as the case may be; (iv) all references in this Agreement to Rule 144, Rule 144A or Rule 405 under the 1933 Act, and all references to any sections or subsections thereof or terms defined therein, shall in each case include any successor provisions thereto; and (v) all references in this Agreement to days (but not to business days) mean calendar days.

         2. Registration Under the 1933 Act.

         (a) Exchange Offer Registration. The Issuer and the Company shall, and the Company shall cause the Subsidiary Guarantors to, (A) file with the SEC within 120 days of the Closing Time an Exchange Offer Registration Statement covering the offer by the Issuer and the Guarantors to the Holders to exchange all of the Registrable Securities for a like aggregate principal amount of Exchange Securities, (B) use their reasonable best efforts to cause such Exchange Offer Registration Statement to be declared effective by the SEC no later than the 235th day after the Closing Time, (C) use their reasonable best efforts to cause such Registration Statement to remain effective until the closing of the Exchange Offer and (D) use their reasonable best efforts to consummate the Exchange Offer no later than 35 days after the effective date of the Exchange Offer Registration Statement. Upon the effectiveness of the Exchange Offer Registration Statement, the Issuer and the Company shall, and the Company shall cause the Subsidiary Guarantors to, promptly commence the Exchange Offer, it being the objective of such Exchange Offer to enable each Holder eligible and electing to exchange Registrable Securities for Exchange Securities (assuming that such Holder is not an affiliate of any of the Issuer and any of the Guarantors within the meaning of Rule 405 under the 1933 Act, acquires the Exchange Securities in the ordinary course of such Holder's business and has no arrangements or understandings with any Person to participate in the Exchange Offer for the purpose of distributing such Exchange Securities) to trade such Exchange Securities from and after their receipt without any limitations or restrictions under the 1933 Act or under the securities or blue sky laws of the states of the United States.

         In connection with the Exchange Offer, the Issuer and the Company shall, and the Company shall cause the Subsidiary Guarantors to:

                  (i) promptly mail to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

                  (ii) keep the Exchange Offer open for not less than 20 business days (or longer if required by applicable law) after the date notice thereof is mailed to the Holders and, during the Exchange Offer, offer to all Holders who are legally eligible to participate in the Exchange Offer the opportunity to exchange their Registrable Securities for Exchange Securities;

                  (iii) use the services of the Depositary for the Exchange
         Offer;

                  (iv) permit Holders to withdraw tendered Registrable Securities at any time prior to the close of business, New York City time, on the last business day on which the Exchange Offer shall remain open, by sending to the institution specified in the Prospectus or the related letter of transmittal or related documents a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Registrable Securities delivered for exchange, and a statement that such Holder is withdrawing its election to have such Securities exchanged; and

                  (v) otherwise comply with all applicable laws relating to the Exchange Offer.

         If, at or prior to the consummation of the Exchange Offer, the Initial Purchasers hold any Securities acquired by them and having the status of an unsold allotment in the initial distribution, the Issuer shall, upon the request of the Initial Purchasers, simultaneously with the delivery of the Exchange Securities in the Exchange Offer, issue and deliver to Initial Purchasers in exchange for such Securities a like aggregate principal amount of debt securities, guaranteed by the Guarantors of the Issuer that are identical (except that such debt securities and such guarantee shall be subject to transfer restrictions and shall bear a legend relating to restrictions on ownership and transfer as a result of the issuance thereof without registration under the 1933 Act, shall provide for the payment of Additional Interest and shall be issuable in denominations of $100,000 in integral multiples of $1,000 in excess thereof) to the Exchange Securities (the "Private Exchange Securities"). The Issuer shall use its reasonable best efforts to have the Private Exchange Securities bear the same CUSIP number as the Exchange Securities and, if unable to do so, the Issuer will, at such time as any Private Exchange Security ceases to be a "restricted security" within the meaning of Rule 144 under the 1933 Act, permit any such Private Exchange Security to be exchanged for a like aggregate principal amount of Exchange Securities.

         The Exchange Securities and the Private Exchange Securities (if any) shall be issued under the Indenture, which shall be qualified under the TIA. The Indenture shall provide that the Exchange Securities, the Private Exchange Securities (if any) and the Securities shall vote and consent together on all matters as a single class and shall constitute a single series of debt securities issued under the Indenture.

         As soon as practicable after the close of the Exchange Offer, the Company shall:

                  (i) accept for exchange all Registrable Securities duly tendered and not validly withdrawn pursuant to the Exchange Offer in accordance with the terms of the Exchange Offer Registration Statement and the letter of transmittal which is an exhibit thereto;

                  (ii) deliver, or cause to be delivered, to the Trustee for cancellation all Registrable Securities so accepted for exchange by the Issuer and the Guarantors; and

                  (iii) cause the Trustee promptly to authenticate and deliver Exchange Securities to each Holder of Registrable Securities equal in principal amount to the principal amount of the Registrable Securities of such Holder so accepted for exchange.

         Interest on each Exchange Security and Private Exchange Security (if any) will accrue from the last date on which interest was paid or duly provided for on the Securities surrendered in exchange therefor or, if no interest has been paid or duly provided for on such Securities, from the Interest Accrual Date. The Exchange Offer shall not be subject to any conditions, other than (i) that the Exchange Offer, or the making of any exchange by a Holder, does not violate any applicable law or any applicable interpretation of the staff of the SEC and (ii) that the Holders tender the Registrable Securities to the Issuer and the Guarantors in accordance with the Exchange Offer. Each Holder of Registrable Securities (other than Participating Broker-Dealers) who wishes to exchange such Registrable Securities for Exchange Securities in the Exchange Offer shall have represented that (i) it is not an affiliate (as defined in Rule 405 under the 1933 Act) of any of the Issuer and any of the Guarantors, or, if it is such an affiliate, it will comply with the registration and prospectus delivery requirements of the 1933 Act to the extent applicable, (ii) any Exchange Securities to be received by it will be acquired in the ordinary course of business and (iii) at the time of the commencement of the Exchange Offer, it has no arrangement with any Person to participate in the distribution (within the meaning of the 1933 Act) of the Exchange Securities, and it shall have made such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to render available the use of Form S-4 or another appropriate form under the 1933 Act. To the extent permitted by law, the Issuer and the Company shall, and the Company shall cause the Subsidiary Guarantors to, inform the Initial Purchasers of the names and addresses of the Holders of Securities to whom the Exchange Offer is made and, to the extent such information is available to the Issuer and the Guarantors, the names and addresses of the beneficial owners of such Securities, and the Initial Purchasers shall have the right to contact such Holders and beneficial owners and otherwise facilitate the tender of Registrable Securities in the Exchange Offer.

         (b) Shelf Registration. (i) If, because of any change in law or applicable interpretations thereof by the staff of the SEC, the Issuer and the Guarantors are not permitted to effect the Exchange Offer as contemplated by
Section 2(a) hereof, (ii) if for any other reason (A) the Exchange Offer Registration Statement is not declared effective within 235 days following the Closing Time or (B) the Exchange Offer is not consummated within 35 days after effectiveness of the Exchange Offer Registration Statement, (iii) if any Holder (other than an Initial Purchaser holding Securities acquired directly from the Issuer and the Guarantors) is not eligible to participate in the Exchange Offer or elects to participate in the Exchange Offer but does not receive Exchange Securities which are freely tradeable without any limitations or restrictions under the 1933 Act or any applicable state securities or blue sky laws, (iv) upon the request of any Initial Purchaser within 60 days following the consummation of the Exchange Offer (provided that, in the case of this clause
(iv), such Initial Purchaser shall hold Registrable Securities (including, without limitation, Private Exchange Securities) that it acquired directly from the Issuer and the Guarantors), or (v) if in the Majority Holders' reasonable judgment, the interests of Holders taken as a whole, would be materially adversely affected by consummation of an Exchange Offer, the Issuer and the Company shall (and the Company shall cause any then existing Subsidiary Guarantor), at their cost:

                  (A) as promptly as practicable, but no later than (a) the 235th day after the Closing Time or (b) the 35th day after any such filing obligation arises, whichever is later, file with the SEC a Shelf Registration Statement relating to the offer and sale of the Registrable Securities by the Holders from time to time in accordance with the methods of distribution elected by the Majority Holders of such Registrable Securities and set forth in such Shelf Registration Statement;

                  (B) use their reasonable best efforts to cause such Shelf Registration Statement to be declared effective by the SEC as promptly as practicable, but in no event later than the 270th day after the Closing Time (or, in the case of a request by any Initial Purchaser pursuant to clause (iv) above, within 30 days after such request). In the event that the Issuer and the Guarantors are required to file a Shelf Registration Statement pursuant to clause (iii) or (iv) above, the Issuer and the Company shall, and the Company shall cause the Subsidiary Guarantors to, file and use their reasonable best efforts to have declared effective by the SEC both an Exchange Offer Registration Statement pursuant to Section 2(a) with respect to all Registrable Securities and a Shelf Registration Statement (which, at the discretion of the Issuer and the Company, may be a combined Registration Statement with the Exchange Offer Registration Statement) with respect to offers and sales of Registrable Securities held by such Holder or such Initial Purchaser, as applicable;

                  (C) use their reasonable best efforts to keep the Shelf Registration Statement continuously effective, supplemented and amended as required, in order to permit the Prospectus forming part thereof to be usable by Holders for a period of two years after the latest date on which any Securities are originally issued by the Issuer and the Guarantors (subject to extension pursuant to the last paragraph of Section 3) or, if earlier, when all of the Registrable Securities covered by such Shelf Registration Statement (i) have been sold pursuant to the Shelf Registration Statement in accordance with the intended method of distribution thereunder or (ii) cease to be Registrable Securities; and

                  (D) notwithstanding any other provisions hereof, ensure that
         (i) any Shelf Registration Statement and any amendment thereto and any Prospectus forming a part thereof and any supplements thereto comply in all material respects with the 1933 Act and the rules and regulations thereunder, (ii) any Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any Prospectus forming part of any Shelf Registration Statement and any amendment or supplement to such Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         The Issuer and the Company shall not permit, and the Company shall cause the Subsidiary Guarantors not to permit, any securities other than Registrable Securities to be included in any Shelf Registration Statement. The Issuer and the Company further agree, and the Company shall cause the Subsidiary Guarantors to agree, to supplement or amend the Shelf Registration Statement if reasonably requested by the Majority Holders with respect to information relating to the Holders and otherwise as required by Section 3(b) below, to use their reasonable best efforts to cause any such amendment to become effective and such Shelf Registration Statement to become usable as soon as practicable thereafter and to furnish to the Holders of Registrable Securities copies of any such supplement or amendment promptly after its being used or filed with the SEC.

         (c) Expenses. The Issuer and the Company shall pay, and the Company shall cause the Subsidiary Guarantors to pay, all Registration Expenses in connection with the registration pursuant to Section 2(a) and 2(b), whether or not the Exchange Offer Registration Statement or Shelf Registration Statement is filed or becomes effective and, in the case of any Shelf Registration Statement, will reimburse the Holders or the Initial Purchasers for the reasonable fees and disbursements of one counsel (in addition to any local counsel) designated in writing by the Majority Holders (or, if a Shelf Registration Statement filed solely pursuant to clause (iv) of the first paragraph of Section 2(b), designated by the Initial Purchaser Representatives) to act as counsel for the Holders of the Registrable Securities in connection therewith. Each Holder shall pay all fees and disbursements of its counsel other than as set forth in the preceding sentence or in the definition of Registration Expenses and all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities pursuant to a Shelf Registration Statement. The Issuer and the Company shall pay, and the

Company shall cause the Subsidiary Guarantors to pay, all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of the Exchange Securities or Private Exchange Securities in exchange for the Registrable Securities.

         (d) Effective Registration Statement.

                  (i) The Issuer and the Guarantors shall be deemed not to have used their reasonable best efforts to cause the Exchange Offer Registration Statement or any Shelf Registration Statement, as the case may be, to become, or to remain, effective during the requisite periods set forth herein if any of the Issuer and the Guarantors voluntarily take any action that could reasonably be expected to result in any such Registration Statement not being declared effective or remaining effective or in the Holders of Registrable Securities (including, under the circumstances contemplated by Section 3(h) hereof, Exchange Securities) covered thereby not being able to exchange or offer and sell such Registrable Securities during that period unless (A) such action is required by applicable law or (B) such action is taken by the Issuer or such Guarantor in good faith and for valid business reasons (but not including avoidance of the Issuer's and the Guarantor's obligations hereunder), including the acquisition or divestiture of assets or a material corporate transaction or event so long as the Issuer and the Guarantors promptly comply with the notification requirements of Section 3(m) hereof, if applicable. Nothing in this paragraph shall prevent the accrual of Additional Interest on any Registrable Securities, Exchange Securities or Private Equity Securities.

                  (ii) An Exchange Offer Registration Statement pursuant to
         Section 2(a) hereof or a Shelf Registration Statement pursuant to
         Section 2(b) hereof shall not be deemed to have become effective unless it has been declared effective by the SEC; provided, however, that if, after it has been declared effective, the offering of Registrable Securities pursuant to a Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Registration Statement shall be deemed not to have been effective during the period of such interference until the offering of Registrable Securities pursuant to such Registration Statement may legally resume.

                  (iii) During any 365-day period, the Issuer and the Guarantors may, by notice as described in Section 3(g), suspend the availability of a Shelf Registration Statement (and, if the Exchange Offer Registration Statement is being used in connection with the resale of Exchange Securities by Participating Broker-Dealers as contemplated by
         Section 3(h), the Exchange Offer Registration Statement) and the use of the related Prospectus for a period of up to 30 consecutive days (except for the consecutive 30-day period immediately prior to final maturity of the Securities), but no more than an aggregate of 60 days during any 365-day period, upon the happening of any event or the discovery of any fact referred to in Section 3(g)(vi), but subject to compliance by the Issuer and the Guarantors with their obligations under the last paragraph of Section 3.

         (e) Increase in Interest Rate. In the event that:

                  (i) the Exchange Offer Registration Statement is not filed with the SEC on or prior to the 120th day following the Closing Time, or

                  (ii) the Exchange Offer Registration Statement is not declared effective by the SEC on or prior to the 235th day following the Closing Time, or

                  (iii) the Exchange Offer is not consummated on or prior to the 35th day following the effective date of the Exchange Offer Registration Statement, or

                  (iv) if required, a Shelf Registration Statement is not filed with the SEC on or prior to (A) the 235th day following the Closing Time or (B) the 35th day after the filing obligation arises, whichever is later, or

                  (v) if required, a Shelf Registration Statement is not declared effective on or prior to the 270th day following the Closing Time (or, if a Shelf Registration Statement is required to be filed upon the request of the Initial Purchasers, within 30 days after such request), or

                  (vi) a Shelf Registration Statement is declared effective by the SEC, but such Shelf Registration Statement ceases to be effective or such Shelf Registration Statement or the Prospectus included therein ceases to be usable in connection with resales of Registrable Securities for any reason, except in accordance with Section 2(d)(iii) hereof, or

                  (vii) the Exchange Offer Registration Statement is declared effective by the SEC but, if the Exchange Offer Registration Statement is being used in connection with the resale of Exchange Securities as contemplated by Section 3(h)(B) of this Agreement, the Exchange Offer Registration Statement ceases to be effective or the Exchange Offer Registration Statement or the Prospectus included therein ceases to be usable in connection with resales of Exchange Securities for any reason during the 180-day period referred to in Section 3(h)(A) of this Agreement (as such period may be extended pursuant to the last paragraph of Section 3 of this Agreement) and either (A) the aggregate number of days in any consecutive 365-day period for which the Exchange Offer Registration Statement or such Prospectus shall not be effective or usable exceeds 60 days, (B) the Exchange Offer Registration Statement or such Prospectus shall not be effective or usable for more than two periods (regardless of duration) in any consecutive 365-day period or (C) the Exchange Offer Registration Statement or the Prospectus shall not be effective or usable for a period of more than 30 consecutive days,

(each of the events referred to in clauses (i) through (vii) above being hereinafter called a "Registration Default"), the per annum interest rate borne by the Registrable Securities shall be increased ("Additional Interest") by one-quarter of one percent (0.25%) per annum, immediately following such 120-day period in the case of clause (i) above, immediately following such 235-day period in the case of clause (ii) above, immediately following such 35-day period in the case of clause (iii) above, immediately following any such 235-day period or 35-day period, whichever ends later, in the case of clause (iv) above, immediately following any such 270-day period or 30-day period, whichever ends first, in the case of clause (v) above, immediately following the 30th consecutive day or the 60th day in any consecutive 365-day period, whichever occurs first, that a Shelf Registration Statement shall not be effective or a Shelf Registration Statement or the Prospectus included therein shall not be usable as contemplated by clause (vi) above, immediately following the 60th day in any consecutive 365-day period, as of the first day of the third period in any consecutive 365-day period or immediately following the 30th consecutive day, whichever occurs first, that the Exchange Offer Registration statement shall not be effective or the Exchange Offer Registration Statement or the Prospectus included therein shall not be usable as contemplated by clause (vii) above, which rate will be increased by an additional one-quarter of one percent (0.25%) per annum immediately following each 90-day period that any Additional Interest continues to accrue under any circumstances; provided that the aggregate increase in such annual interest rate may in no event exceed one-half of one percent (0.50%) per annum. Upon the filing of the Exchange Offer Registration Statement after the 120-day period described in clause (i) above, the effectiveness of the Exchange Offer Registration Statement after the 235-day period described in clause (ii) above, the consummation of the Exchange Offer after the 35-day period described in clause (iii) above, the filing of the Shelf Registration Statement after the 235-day period or 30-day period day, as the case may be, described in clause (iv) above, the effectiveness of a Shelf Registration Statement after the 270-day period or 30-day period, as the case may be, described in clause (v) above, or the Shelf Registration Statement once again being effective or the Shelf Registration Statement and the Prospectus included therein becoming usable in connection with resales of Registrable Securities, as the case may be, in the case of clause (vi) above, or the Exchange Offer Registration Statement once again becoming effective or the Exchange Offer Registration Statement and the Prospectus included therein becoming usable in connection with resales of Exchange Securities, as the case may be, in the case of clause (vii) thereof, such Additional Interest shall cease to accrue on the Registrable Securities from the date of such filing, effectiveness, consummation or resumption of effectiveness or useability, as the case may be, so long as no other Registration Default shall have occurred and shall be continuing at such time and the Issuer and the Guarantors are otherwise in compliance with this paragraph; provided, however, that, if after any such Additional Interest ceases to accrue, one or more Registration Defaults shall again occur, such Additional Interest shall again accrue pursuant to the foregoing provisions, beginning at one-quarter of one percent (0.25%) per annum.

         The Issuer and the Company shall notify, and the Company shall cause the Subsidiary Guarantors to notify, the Trustee within three business days after the occurrence of each Registration Default. Additional Interest payable with respect to any Registrable Securities shall be due and payable on each May 15 and November 15 (each, an "Additional Interest Payment Date"). If Additional Interest has accrued on such Registrable Security during the semi-annual period immediately preceding such Additional Interest Payment Date, Additional Interest shall be payable to the Person in whose name such Registrable Security (or one or more predecessor Securities) is registered at the close of business on May 1 or November 1, whether or not a business day, next preceding such Additional Interest Payment Date. Each obligation to pay Additional Interest shall be deemed to accrue from and including the day following the occurrence of the applicable Registration Default. The amount of Additional Interest will be determined by multiplying the applicable Additional Interest rate by the principal amount of the Registrable Securities, multiplied by a fraction, the numerator of which is the number of days such Additional Interest rate was applicable during such semi-annual period (determined on the basis of a 360-day year comprised of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed), and the denominator of which is 360.

         Anything herein to the contrary notwithstanding, any Holder who was, at the time the Exchange Offer was pending and consummated, eligible to exchange, and did not validly tender, its Securities for Exchange Securities in the Exchange Offer will not be entitled to receive any Additional Interest. For purposes of clarity, it is hereby acknowledged and agreed that, under current interpretations of law by the SEC, the Initial Purchasers holding unsold allotments of Securities acquired from the Issuer are not eligible to participate in the Exchange Offer.

         3. Registration Procedures. In connection with the obligations of the Issuer and the Guarantors with respect to the Registration Statements pursuant to Sections 2(a) and 2(b) hereof, the Issuer and the Company shall (and the Company shall cause the Subsidiary Guarantors to):

                  (a) prepare and file with the SEC a Registration Statement or, if required, Registration Statements, within the time periods specified in Section 2, on the appropriate form under the 1933 Act, which form
         (i) shall be selected by the Issuer and the Guarantors, (ii) shall, in the case of a Shelf Registration Statement, be available for the sale of the Registrable Securities by the selling Holders thereof and (iii) shall comply as to form in all material respects with the requirements of the applicable form and include or incorporate by reference all financial statements required by the SEC to be filed therewith, and use their reasonable best efforts to cause such Registration Statement to become effective and remain effective in accordance with Section 2 hereof; provided that, if (1) a Shelf Registration Statement is filed pursuant to Section 2(b), or (2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2(a) is required to be delivered under the 1933 Act by any Participating Broker-Dealer who seeks to sell Exchange Securities for such period of time as such Participating Broker-Dealer must comply with such requirements in order to resell the Exchange Securities, before filing any Registration Statement or Prospectus or any amendments or supplements thereto the Issuer and the Company shall, and the Company shall cause the Subsidiary Guarantors to if requested, furnish and afford the Holders of the Registrable Securities to be registered pursuant to such Shelf Registration Statement, or each Participating Broker-Dealer and to their counsel and the managing underwriters, if any, a reasonable opportunity to review copies of all such documents (including copies of any documents to be incorporated or deemed to be incorporated by reference therein and all exhibits thereto) proposed to be filed (in each case at least five business days prior to such filing). The Issuer and the Company shall not file, and the Company shall cause the Subsidiary Guarantors to not to file, any such Registration Statement or Prospectus or any amendments or supplements thereto if the Majority Holders of Registrable Securities covered by such Registration Statement, or any such Participating Broker-Dealer, as the case may be, their counsel, or the managing underwriters, if any, shall reasonably object;

                  (b) prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary under applicable law to keep such Registration Statement continuously effective for the applicable period; cause each Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the 1933 Act; and comply with the provisions of the 1933 Act and the 1934 Act with respect to the disposition of all Securities covered by each Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the selling Holders thereof;

                  (c) use their reasonable best efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of a Prospectus or suspending the qualification (or exemption from qualification) of any of the Registrable Securities or the Exchange Securities to be sold by any Participating Broker-Dealer, for sale in any jurisdiction, and, if any such order is issued, to use their reasonable best efforts to obtain the withdrawal of any such order at the earliest possible date;

                  (d) in the case of a Shelf Registration, (i) notify each Holder of Registrable Securities, at least ten business days prior to filing, that a Shelf Registration Statement with respect to the Registrable Securities is being filed and advising such Holders that the distribution of Registrable Securities will be made in accordance with the method elected by the Majority Holders; (ii) furnish to each Holder of Registrable Securities, to counsel for the Initial Purchasers, to counsel for the Holders and to each underwriter of an underwritten offering of Registrable Securities, if any, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder, counsel or underwriter may reasonably request, including financial statements and schedules and, if such Holder, counsel or underwriter so requests, all exhibits (including those incorporated by reference) in order to facilitate the public sale or other disposition of the Registrable Securities; and (iii) subject to the last paragraph of this Section 3, consent to the use of the Prospectus, including each preliminary Prospectus, or any amendment or supplement thereto by each of the Holders and underwriters of Registrable Securities in connection with the offering and sale of the Registrable Securities covered by any Prospectus or any amendment or supplement thereto;

                  (e) use their reasonable best efforts to register or qualify the Registrable Securities under all applicable state securities or "blue sky" laws of such jurisdictions as any Holder of Registrable Securities covered by a Registration Statement and each underwriter of an underwritten offering of Registrable Securities shall reasonably request, to cooperate with the Holders and the underwriters of any Registrable Securities in connection with any filings required to be made with the NASD, to keep each such registration or qualification effective during the period such Registration Statement is required to be effective and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Holder; provided, however, that the Issuer and the Guarantors shall not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where they would not otherwise be required to qualify but for this Section 3(e) or
         (ii) take any action which would subject them to general service of process or taxation in any such jurisdiction if they are not then so subject;

                  (f) use their reasonable best efforts to cause the Registrable Securities covered by any Registration Statement to be registered with or approved by such governmental agencies or authorities as may be necessary to enable the Holder or Holders thereof or the underwriter, if any, to consummate the disposition of such Registrable Securities, except as may be required solely as a consequence of the nature of such Holder's business, in which case the Issuer and the Company will cooperate, and the Company shall cause the Subsidiary Guarantors to cooperate, in all reasonable respects with the filing of such Registration Statement and the grating of such approvals;

                  (g) in the case of a Shelf Registration, notify each Holder of Registrable Securities and counsel for such Holders promptly and, if requested by such Holder or counsel, confirm such advice in writing promptly (i) when a Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (ii) of any request by the SEC or any state securities authority for post-effective amendments or supplements to a Registration Statement or Prospectus or for additional information after a Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) if between the effective date of a Registration Statement and the closing of any sale of Registrable Securities covered thereby the representations and warranties of the Issuer and the Guarantors contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to such offering cease to be true and correct, (v) of the receipt by the Issuer and the Guarantors of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (vi) of the happening of any event or the discovery of any facts during the period a Shelf Registration Statement is effective which is contemplated in
         Section 2(d)(i)(A) or 2(d)(i)(B) or which makes any statement made in such Shelf Registration Statement or the related Prospectus untrue in any material respect or which constitutes an omission to state a material fact in such Shelf Registration Statement or Prospectus and
         (vii) of any determination by the Issuer and the Guarantors that a post-effective amendment to a Registration Statement would be appropriate. Without limitation to any other provisions of this Agreement, the Issuer and the Company agree, and the Company shall cause the Subsidiary Guarantors to agree, that this Section 3(g) shall also be applicable, mutatis mutandis, with respect to the Exchange Offer Registration Statement and the Prospectus included therein to the extent that such Prospectus is being used by Participating Broker-Dealers as contemplated by Section 3(h);

                  (h) in the case of an Exchange Offer, (i) include in the Exchange Offer Registration Statement (A) a "Plan of Distribution" section (which section shall be reasonably acceptable to the Initial Purchaser Representatives) covering the use of the Prospectus included in the Exchange Offer Registration Statement by broker-dealers who have exchanged their Registrable Securities for Exchange Securities for the resale of such Exchange Securities and (B) a statement to the effect that any such broker-dealers who wish to use the related Prospectus in connection with the resale of Exchange Securities acquired as a result of market-making or other trading activities will be required to notify the Issuer and the Guarantors to that effect, together with instructions for giving such notice (which instructions shall include a provision for giving such notice by checking a box or making another appropriate notation on the related letter of transmittal) (each such broker-dealer who gives notice to the Issuer and the Guarantors as aforesaid being hereinafter called a "Notifying Broker-Dealer"), (ii) furnish to each Notifying Broker-Dealer who desires to participate in the Exchange Offer, without charge, as many copies of each Prospectus included in the Exchange Offer Registration Statement, including any preliminary prospectus, and any amendment or supplement thereto, as such broker-dealer may reasonably request, (iii) include in the Exchange Offer Registration Statement a statement that any broker-dealer who holds Registrable Securities acquired for its own account as a result of market-making activities or other trading activities (a "Participating Broker-Dealer"), and who receives Exchange Securities for Registrable Securities pursuant to the Exchange Offer, may be a statutory underwriter and must deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of such Exchange Securities, (iv) subject to the last paragraph of this Section

         3, consent to the use of the Prospectus forming part of the Exchange Offer Registration Statement or any amendment or supplement thereto by any Notifying Broker-Dealer in connection with the sale or transfer of Exchange Securities, and (v) include in the letter of transmittal or similar documentation to be executed by an exchange offeree in order to participate in the Exchange Offer the following provision:

                           "If the undersigned is not a broker-dealer, the
                  undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of Exchange Securities. If the undersigned is a broker-dealer that will receive Exchange Securities for its own account in exchange for Registrable Securities, it represents that the Registrable Securities to be exchanged for Exchange Securities were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of such Exchange Securities pursuant to the Exchange Offer; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the 1933 Act."

                           (A) to the extent any Notifying Broker-Dealer
                  participates in the Exchange Offer, (i) the Issuer and the Company shall use, and the Company shall cause the Subsidiary Guarantors to use, their reasonable best efforts to maintain the effectiveness of the Exchange Offer Registration Statement for a period of 180 days (subject to extension pursuant to the last paragraph of this Section 3) following the last date on which exchanges are accepted pursuant to the Exchange Offer, and (ii) the Issuer and the Company will comply, and the Company shall cause the Subsidiary Guarantors, to comply, insofar as relates to the Exchange Offer Registration Statement, the Prospectus included therein and the offering and sale of Exchange Securities pursuant thereto, with their obligations under Section 2(b)(D), the last paragraph of
                  Section 2(b), Section 3(c), 3(e), 3(g), 3(k), 3(l), 3(m), 3(q)
                  and 3(v), and the last two paragraphs of this Section 3 as if all references therein to a Shelf Registration Statement, the Prospectus included therein and the Holders of Registrable Securities referred, mutatis mutandis, to the Exchange Offer Registration Statement, the Prospectus included therein and the applicable Notifying Broker-Dealers and, for purposes of this Section 3(h), all references in any such paragraphs or sections to the "Majority Holders" shall be deemed to mean, solely insofar as relates to this Section 3(h), the Notifying Broker-Dealers who are the Holders of the majority in aggregate principal amount of the Exchange Securities which are Registrable Securities;

                           (B) to the extent any Notifying Broker-Dealer
                  participates in the Exchange Offer, the Issuer and the Company shall use, and the Company shall cause the Subsidiary Guarantors to use, their reasonable best efforts to cause to be delivered at the request of an entity representing such Notifying Broker-Dealer (which entity shall be the Initial Purchaser Representatives, unless it elects not to act as such representatives), a "cold comfort" letter with respect to the Prospectus in the form existing on the last date on which exchanges are accepted pursuant to the Exchange Offer and with respect to each subsequent amendment or supplement, if any, effected during the period specified in clause (B) above; and

                           (C) the Issuer and the Guarantors shall not be
                  required to amend or supplement the Prospectus contained in the Exchange Offer Registration Statement as would otherwise be contemplated by Section 3(b) or 3(m) hereof, or take any other action as a result of this Section 3(h), for a period exceeding 270 days (subject to extension pursuant to the last paragraph of this Section 3) after the last date on which exchanges are accepted pursuant to the Exchange Offer, and Notifying Broker-Dealers shall not be authorized by the Issuer and the Guarantors to, and shall not, deliver such Prospectus after such period in connection with resales contemplated by this Section 3;

                  (i) in the case of a Shelf Registration, furnish counsel for the Holders of Registrable Securities and counsel for any underwriters of Registrable Securities, copies of any request by the SEC or any state securities authority for amendments or supplements to a Registration Statement or Prospectus or for additional information;

                  (j) use their reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement as soon as practicable and provide immediate notice to each Holder of the withdrawal of any such order;

                  (k) in the case of a Shelf Registration, furnish to each Holder of Registrable Securities, without charge, at least one conformed copy of each Registration Statement and any post-effective amendments thereto (without documents incorporated or deemed to be incorporated therein by reference or exhibits thereto, unless requested);

                  (l) in the case of a Shelf Registration, cooperate with the selling Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and cause such Registrable Securities to be in such denominations (consistent with the provisions of the Indenture) and in a form eligible for deposit with the Depositary and registered in such names as the selling Holders or the underwriters, if any, may reasonably request in writing at least one business day prior to the closing of any sale of Registrable Securities;

                  (m) in the case of a Shelf Registration, upon the occurrence of any event or the discovery of any facts as contemplated by Section 3(g)(vi) hereof, use their reasonable best efforts to prepare a supplement or post-effective amendment to a Registration Statement or the related Prospectus or any document incorporated or deemed to be incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus will not contain at the time of such delivery any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Issuer and the Company agree to notify, and the Company shall cause the Subsidiary Guarantors to notify, each Holder to suspend use of the Prospectus as promptly as practicable after the occurrence of such an event, and each Holder hereby agrees to suspend use of the Prospectus until the Issuer and the Guarantors have amended or supplemented the

         Prospectus to correct such misstatement or omission. At such time as such public disclosure is otherwise made or the Issuer and the Guarantors determine that such disclosure is not necessary, in each case to correct any misstatement of a material fact or to include any omitted material fact, the Issuer and the Company agree, and the Company shall cause the Subsidiary Guarantors to agree, promptly to notify each Holder of such determination and, if necessary, to furnish each Holder such number of copies of the Prospectus, as amended or supplemented, as such Holder may reasonably request;

                  (n) provide the Trustee with any necessary printed or word-processed certificates for the Exchange Securities or Registrable Securities, as the case may be, in a form eligible for deposit with the Depositary;

                  (o) (i) cause the Indenture to be qualified under the TIA in connection with the registration of the Exchange Securities or Registrable Securities, as the case may be, (ii) cooperate with the Trustee and the Holders to effect such changes, if any, to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA and (iii) execute, and use their reasonable best efforts to cause the Trustee to execute, all documents as may be required to effect such changes, if any, and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

                  (p) in the case of a Shelf Registration, the Majority Holders of the Registrable Securities registered pursuant to such Shelf Registration Statement shall have the right to direct the Issuer and the Guarantors to effect not more than one underwritten registration and, in connection with such underwritten registration, the Issuer and the Company shall, and the Company shall cause the Subsidiary Guarantors to, enter into agreements (including underwriting agreements or similar agreements) and take all other customary and appropriate actions (including those reasonably requested by the Majority Holders of the Registrable Securities being sold) in order to expedite or facilitate the disposition of such Registrable Securities and in such connection:

                           (i) make such representations and warranties to the
                  Holders of such Registrable Securities and the underwriters, in form, substance and scope as are customarily made by issuers to underwriters in similar underwritten offerings as may be reasonably requested by such Holders and underwriters;

                           (ii) obtain opinions of counsel to the Issuer and the
                  Company (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, and the Majority Holders of the Registrable Securities being sold) addressed to each selling Holder and the underwriters, covering the matters customarily covered in opinions requested in sales of securities or underwritten offerings and such other matters as may be reasonably requested by such Holders and underwriters;

                           (iii) obtain "cold comfort" letters and updates
                  thereof with respect to such Shelf Registration Statement and the Prospectus included therein, all amendments and supplements thereto and all documents incorporated or deemed to be incorporated by reference therein from the Issuer's and the Company's independent certified public accountants and from the independent certified public accountants for any other Person or any business or assets whose financial statements are included or incorporated by reference in the Shelf Registration Statement, each addressed to the underwriters, and use their reasonable best efforts to have such letters addressed to the selling Holders of Registrable Securities, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters to underwriters in connection with similar underwritten offerings and such letters to be delivered at the time of the pricing of such underwritten registration with an update to such letter to be delivered at the time of closing of such underwritten registration;

                           (iv) if an underwriting agreement or other similar
                  agreement is entered into, cause the same to set forth indemnification and contributions provisions and procedures substantially equivalent to the indemnification and contributions provisions and procedures set forth in Section 5 hereof with respect to the underwriters and all other parties to be indemnified pursuant to Section 5 hereof or such other indemnification and contributions as shall be satisfactory to the Issuer and the Guarantors, the applicable underwriters and the Majority Holders of the Registrable Securities being sold; and

                           (v) deliver such other documents and certificates as
                  may be reasonably requested and as are customarily delivered in similar offerings.

The documents referred to in clauses (ii) and (v) above shall be delivered at the closing under any underwriting or similar agreement as and to the extent required thereunder. In the case of any such underwritten offering, the Issuer and the Company shall, and the Company shall cause the Subsidiary Guarantors to, provide written notice to the Holders of all Registrable Securities prior to the filing of the Shelf Registration Statement for such underwritten offering. Such notice shall (x) offer each such Holder the right to participate in such underwritten offering, (y) specify a date, which shall be no earlier than 15 days following the date of such notice, by which such Holder must inform the Issuer and the Guarantors of their intent to participate in such underwritten offering and (z) include the instructions such Holder must follow in order to participate in such underwritten offering;

                  (q) if (1) a Shelf Registration Statement is filed pursuant to
         Section 2(b), or (2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2(a) is required to be delivered under the 1933 Act by any Participating Broker-Dealer who seeks to sell Exchange Securities for such period of time as such Participating Broker-Dealer must comply with such requirements in order to resell the Exchange Securities, make available for inspection by any Holder of such Registrable Securities being sold, or each such Participating Broker-Dealer, as the case may be, any underwriter participating in any such disposition of Registrable Securities, if any, and any attorney, accountant or other agent retained by any such Holder or each such Participating Broker-Dealer, as the case may be, or underwriter (collectively, the "Inspectors"), at the offices where normally kept, during reasonable business hours, all financial and other records and pertinent corporate documents of the Company and its subsidiaries as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information reasonably requested by any such Inspector in connection with such Registration Statement; provided that any such records, documents, properties and such information that is designated in writing by the Issuer and the Guarantors, in good faith, as confidential at the time of delivery of such records, documents, properties or information shall be kept confidential by any such representative, underwriter, counsel or accountant and shall be used only in connection with such Shelf Registration Statement, unless such information has become available (not in violation of this Agreement) to the public generally or through a third party without an accompanying obligation of confidentiality, and except that such representative, underwriter, counsel or accountant shall have no liability, and shall not be in breach of this provision, if disclosure of such confidential information is made in connection with a court proceeding or required by law, and the Issuer or the Guarantors shall be entitled to request that such representative, underwriter, counsel or accountant sign a confidentiality agreement to the foregoing effect. Each such person will be required to agree that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Issuer or the Guarantors unless and until such is made generally available to the public through no fault or action of such person. Each selling Holder of such Registrable Securities will be required to further agree that it will, upon learning that disclosure of confidential information is necessary, give notice to the Issuer and the Company to allow the Issuer and the Company at their expense to undertake appropriate action to prevent disclosure of the confidential information;.

                  (r) comply with all applicable rules and regulations of the SEC and make generally available to the security holders of the Issuer and the Guarantors an earnings statements satisfying the provisions of
         Section 11(a) of the 1933 Act and Rule 158 thereunder (or any similar rule promulgated under the 1933 Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold in a firm commitment or reasonable best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Issuer and the Guarantors after the effective date of a Registration Statement, which earnings statements shall cover the 12-month periods provided for in Section 11(a) of the 1933 Act;

                  (s) upon consummation of an Exchange Offer or sale of Private Exchange Securities, obtain an opinion of counsel to the Issuer and the Guarantors (in form, scope and substance reasonably satisfactory to the Initial Purchaser Representatives), addressed to the Trustee for the benefit of all Holders participating in the Exchange Offer or sale of Private Exchange Securities, as the case may be, to the effect that (i) the Issuer and the Guarantors have duly authorized, executed and delivered the Exchange Securities or the Private Exchange Securities, as the case may be, and the Indenture, and (ii) the Exchange Securities or the Private Exchange Securities, as the case may be, and the Indenture constitute legal, valid and binding obligations of the Issuer and the Guarantors, enforceable against the Issuer and the Guarantors in accordance with their respective terms, except as such enforcement may be subject to customary exceptions;

                  (t) if the Exchange Offer or sale of Private Exchange Securities is to be consummated, upon delivery of the Registrable Securities by the Holders to the Issuer and the Guarantors (or to such other Person as directed by the Issuer and the Guarantors) in exchange for the Exchange Securities and/or the Private Exchange Securities, as the case may be, the Issuer and the Guarantors shall mark, or cause to be marked, on such Registrable Securities that such Registrable Securities are being canceled in exchange for the Exchange Securities or the Private Exchange Securities, as the case may be; provided that in no event shall such Registrable Securities be marked as paid or otherwise satisfied;

                  (u) in the case of a Shelf Registration, make available for inspection by representatives of the Holders of the Registrable Securities and any underwriters participating in any disposition pursuant to a Shelf Registration Statement and any counsel or accountant retained by such Holders or underwriters, all financial statements and other records, documents and properties of the Issuer and the Guarantors reasonably requested by any such Persons, and cause the respective officers, directors, employees, and any other agents of the Issuer and the Guarantors to supply all information reasonably requested by any such Persons in connection with a Shelf Registration Statement; provided, however, that the foregoing inspection and information gathering shall be coordinated on behalf of the Initial Purchasers by Salomon Smith Barney Inc. and on behalf of the other parties by one counsel designated by the holders of a majority of the Registrable Securities, and provided further that any such records, documents, properties and such information that is designated in writing by the Issuer and the Guarantors, in good faith, as confidential at the time of delivery of such records, documents, properties or information shall be kept confidential by any such representative, underwriter, counsel or accountant and shall be used only in connection with such Shelf Registration Statement, unless such information has become available (not in violation of this Agreement) to the public generally or through a third party without an accompanying obligation of confidentiality, and except that such representative, underwriter, counsel or accountant shall have no liability, and shall not be in breach of this provision, if disclosure of such confidential information is made in connection with a court proceeding or required by law, and the Issuer or the Guarantors shall be entitled to request that such representative, underwriter, counsel or accountant sign a confidentiality agreement to the foregoing effect. Each such person will be required to agree that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Issuer or the Guarantors unless and until such is made generally available to the public through no fault or action of such person. Each selling Holder of such Registrable Securities will be required to further agree that it will, upon learning that disclosure of confidential information is necessary, give notice to the Issuer and the Company to allow the Issuer and the Company at their expense to undertake appropriate action to prevent disclosure of the confidential information;

                  (v) (i) in the case of an Exchange Offer, a reasonable time prior to the filing of any Exchange Offer Registration Statement, any Prospectus forming a part thereof, any amendment to an Exchange Offer Registration Statement or amendment or supplement to such Prospectus, provide copies of such documents to the Initial Purchasers, and make such changes in any such documents prior to the filing thereof as the Initial Purchasers or their counsel may reasonably request; (ii) in the case of a Shelf Registration, a reasonable time prior to filing any Shelf Registration Statement, any Prospectus forming a part thereof, any amendment to such Shelf Registration Statement or amendment or supplement to such Prospectus, provide copies of such document to the

         Holders of Registrable Securities, to the Initial Purchasers, to the underwriter or underwriters, of an underwritten offering of Registrable Securities, and to counsel for any such Holders, Initial Purchasers or underwriters, and make such changes in any such document prior to the filing thereof as the Holders of Registrable Securities, the Initial Purchasers, any such underwriter or underwriters or any of their respective counsel may reasonably request; and (iii) in the case of a Shelf Registration, cause the representatives of the Issuer and the Guarantors to be available for discussion of such documents as shall be reasonably requested by the Holders of Registrable Securities, the Initial Purchasers on behalf of such Holders or any underwriter, and shall not at any time make any filing of any such document of which such Holders, the Initial Purchasers on behalf of such Holders, their counsel or any underwriter shall not have previously been advised and furnished a copy or to which such Holders, the Initial Purchasers on behalf of such Holders, their counsel or any underwriter shall reasonably object within a reasonable time period;

                  (w) use their reasonable best efforts to cause all Exchange Securities to be listed on any securities exchange on which similar debt securities issued by the Issuer and the Guarantors are then listed if requested by the Majority Holders or by the underwriter or underwriters of an underwritten offering of Registrable Securities, if any;

                  (x) use their reasonable best efforts to cause the Registrable Securities to be rated by the appropriate rating agencies, if so requested by the Majority Holders of Registrable Securities or by the underwriter or underwriters of an underwritten offering, unless the Registrable Securities are already so rated;

                  (y) otherwise use their reasonable best efforts to comply with all applicable rules and regulations of the SEC; and

                  (z) cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter and their counsel.

         In the case of a Shelf Registration Statement, the Issuer and the Guarantors may (as a condition to such Holder's participation in the Shelf Registration) require each Holder of Registrable Securities to furnish to the Issuer and the Guarantors such information regarding such Holder and the proposed distribution by such Holder of such Registrable Securities as the Issuer and the Company may reasonably request in writing.

         In the case of a Shelf Registration Statement, each Holder agrees and, in the event that any Participating Broker-Dealer is using the Prospectus included in the Exchange Offer Registration Statement in connection with the sale of Exchange Securities pursuant to Section 3(h), each such Participating Broker-Dealer agrees that, upon receipt of any notice from the Issuer and the Company of the happening of any event or the discovery of any facts of the kind described in Section 3(g)(ii), 3(g)(iii) or 3(g)(v) through 3(g)(vii) hereof, such Holder or Participating Broker-Dealer, as the case may be, will forthwith discontinue disposition of Registrable Securities pursuant to a Registration Statement until receipt by such Holder or Participating Broker-Dealer, as the case may be, of (i) the copies of the supplemented or amended Prospectus contemplated by Section 3(m) hereof or (ii) written notice from the Issuer and the Company that the Shelf Registration Statement or the Exchange Offer Registration Statement, respectively, are once again effective or that no supplement or amendment is required. If so directed by the Issuer and the Company, such Holder or Participating Broker-Dealer, as the case may be, will deliver to the Issuer or the Company (at the Company's expense) all copies in their possession, other than permanent file copies then in their possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. Nothing in this paragraph shall prevent the accrual of Additional Interest on any, Registrable Securities, Exchange Securities or Private Equity Securities.

         If the Issuer and the Company give any such notice to suspend the disposition of Registrable Securities pursuant to the immediately preceding paragraph, the Issuer and the Guarantors shall be deemed to have used their reasonable best efforts to keep the Shelf Registration Statement or, in the case of Section 3(h), the Exchange Offer Registration Statement, as the case may be, effective during such period of suspension; provided that (i) such period of suspension shall not exceed the time periods provided in Section 2(d)(iii) hereof and (ii) the Issuer and the Guarantors shall use their reasonable best efforts to file and have declared effective (if an amendment) as soon as practicable thereafter an amendment or supplement to the Shelf Registration Statement or the Exchange Offer Registration Statement or both, as the case may be, or the Prospectus included therein and shall extend the period during which the Shelf Registration Statement or the Exchange Offer Registration Statement or both, as the case may be, shall be maintained effective pursuant to this Agreement (and, if applicable, the period during which Participating Broker-Dealers may use the Prospectus included in the Exchange Offer Registration Statement pursuant to Section 3(h) hereof) by the number of days during the period from and including the date of the giving of such notice to and including the earlier of the date when the Holders or Participating Broker-Dealers, respectively, shall have received copies of the supplemented or amended Prospectus necessary to resume such dispositions and the effective date of written notice from the Company to the Holders or Participating Broker-Dealers, respectively, that the Shelf Registration Statement or the Exchange Offer Registration Statement, respectively, are once again effective or that no supplement or amendment is required.

         4. Underwritten Registrations. If any of the Registrable Securities covered by any Shelf Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the Majority Holders of such Registrable Securities included in such offering and shall be reasonably acceptable to the Issuer and the Guarantors. No Holder of Registrable Securities may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

         5. Indemnification and Contribution.

         (a) The Issuer and the Company jointly and severally agree (and the Company shall cause each Subsidiary Guarantor jointly and severally to agree) to indemnify and hold harmless each Initial Purchaser, each Holder, each Participating Broker-Dealer, each underwriter who participates in an offering of Registrable Securities (each, an "Underwriter"), each Person, if any, who controls any Initial Purchaser, Holder, Participating Broker-Dealer or Underwriter within the meaning of either Section 15 of the 1933 Act or Section

20 of the 1934 Act, and their respective affiliates, directors, officers, partners, employees and agents, to the fullest extent lawful, as follows:

                  (i) from and against any and all loss, liability, claim, damage, cost and expense whatsoever, as incurred, directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto), including all documents incorporated or deemed to be incorporated therein by reference, pursuant to which Exchange Securities or Registrable Securities were registered under the 1933 Act, or any omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, form of prospectus or Prospectus (or any amendment or supplement thereto) or any omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (ii) from and against any and all loss, liability, claim, damage, cost and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 5(d) below) any such settlement is effected with the written consent of the Issuer and the Guarantors; and

                  (iii) from and against any and all expense whatsoever, as incurred (including, subject to Section 5(c) below, the fees and disbursements of counsel chosen by any indemnified party), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any court or governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage, cost or expense to the extent solely caused by any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Issuer and the Guarantors by any Initial Purchaser, Holder, Participating Broker-Dealer or Underwriter with respect to such Initial Purchaser, Holder, Participating Broker-Dealer or Underwriter, as the case may be, expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto).

         (b) Each Holder, severally but not jointly, agrees to indemnify and hold harmless the Issuer and the Guarantors, each Initial Purchaser, each Participating Broker-Dealer, each Underwriter and each other selling Holder and each Person, if any, who controls the Issuer and the Guarantors, any Initial Purchaser, any Underwriter, any Participating Broker-Dealer or any other selling Holder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act from and against any and all loss, liability, claim, damage, cost and expense described in the indemnity contained in Section 5(a) hereof, as incurred, arising out of or based upon any untrue statements or omissions, or alleged untrue statements or omissions, made in the Shelf Registration Statement (or any amendment thereto) or any Prospectus included therein (or any amendment or supplement thereto), but only to the extent such loss, liability, claim, damage, cost or expense is finally judicially determined by a court of competent jurisdiction in a final, unappealable order to have resulted solely from an untrue statement or omission or alleged untrue statement or omission contained in or omitted from written information with respect to such Holder furnished to the Issuer and the Guarantors by such Holder expressly for use in the Shelf Registration Statement (or any amendment thereto) or such Prospectus (or any amendment or supplement thereto); provided, however, that no such Holder shall be liable for any claims hereunder in excess of the amount of net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Shelf Registration Statement.

         (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure so to notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. Counsel to the respective indemnified parties shall be selected as follows: (i) counsel to the Initial Purchasers and all Persons, if any, who control the Initial Purchasers within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall be selected by the Issuer and Guarantors; (ii) counsel to the Issuer and Guarantors, the directors, each of the officers who signed the Registration Statement and all Persons, if any, who control the Issuer and Guarantors within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall be selected by the Issuer and Guarantors; (iii) counsel to the Holders (other than the Initial Purchasers or Participating Broker-Dealers) and all Persons, if any, who control any Holders (other than the Initial Purchasers or Participating Broker-Dealers) within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall be selected by the Holders who held or hold, as the case may be, a majority in aggregate principal amount of the Registrable Securities held by all such Holders; (iv) counsel to the Underwriters of any particular offering of Registrable Securities and all Persons, if any, who control any such Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall be selected by such Underwriters; and (v) counsel to the Participating Broker-Dealers (other than the Initial Purchasers) and all Persons, if any, who control any such Participating Broker-Dealer within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall be selected by the Participating Broker-Dealers who held or hold, as the case may be, a majority in aggregate principal amount of the Exchange Securities referred to in Section 3(h) hereof held by all such Participating Broker-Dealers. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying party or parties be liable for (A) the fees and expenses of more than one counsel (in addition to any local counsel) separate from the indemnifying parties' own counsel for the Initial Purchasers and all other Persons referred to in clause (i) of this paragraph,
(B) the fees and expenses of more than one counsel (in addition to any local counsel) separate from the indemnifying parties' own counsel for the Company and all other Persons referred to in clause (ii) of this paragraph, (C) the fees and expenses of more than one counsel (in addition to any local counsel) separate from the indemnifying parties' own counsel for all Holders (other than the Initial Purchasers or Participating Broker-Dealers) and all other Persons referred to in clause (iii) of this paragraph, (D) the fees and expenses of more than one counsel (in addition to any local counsel) separate from the indemnifying parties' own counsel for all Underwriters of any particular offering of Registrable Securities and all other Persons referred to in clause
(iv) of this paragraph, and (E) the fees and expenses of more than one counsel (in addition to any local counsel) separate from the indemnifying parties' own counsel for all Participating Broker-Dealers (other than the Initial Purchasers) and all other Persons referred to in clause (v) of this paragraph, in each case in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 5 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         (d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 5(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement. Notwithstanding the immediately preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party shall not be liable for any settlement of the nature contemplated by Section 5(a)(ii) effected without its written consent if such indemnifying party (x) reimburses such indemnified party in accordance with such request to the extent that the indemnifying party in its judgment considers such request to be reasonable and (y) provides written notice to the indemnified party stating the reason it deems the unpaid balance unreasonable, in each case no later than 45 days after receipt by such indemnifying party of the aforesaid request from the indemnified party.

         (e) If the indemnification provided for in this Section 5 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party or parties on the one hand and the indemnified party or parties on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or parties or such indemnified party or parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         (f) The Issuer and the Guarantors, the Holders, and the Initial Purchasers agree that it would not be just or equitable if contribution pursuant to this Section 5 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (e) above. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 5 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

         Notwithstanding the provisions of this Section 5, no Initial Purchaser, Holder, Participating Broker-Dealer or Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which Registrable Securities sold by it were offered exceeds the amount of any damages that such Initial Purchaser, Holder, Participating Broker-Dealer or Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

         No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

         For purposes of this Section 5, each Person, if any, who controls an Initial Purchaser, Holder, Participating Broker-Dealer or Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Initial Purchaser, Holder, Participating Broker-Dealer or Underwriter, as the case may be, and each director of the Issuer and the Guarantors, each officer of the Issuer and the Guarantors who signed the Registrations Statement and each Person, if any, who controls the Issuer and the Guarantors within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act shall have the same rights to contribution as the Issuer and the Guarantors. The respective obligations of the Initial Purchasers, Holders, Participating Broker-Dealers and Underwriters to contribute pursuant to this Section 5 are several in proportion to the principal amount of Securities purchased by them and not joint.

         The indemnity and contribution provisions contained in this Section 5 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Initial Purchaser, Holder, Participating Broker-Dealer or Underwriter or any Person controlling any Initial Purchaser, Holder, Participating Broker-Dealer or Underwriter, or by or on behalf of the Issuer and the Guarantors, their officers or directors or any Person controlling the Issuer and the Guarantors, (iii) acceptance of any of the Exchange Securities and (iv) any sale of Registrable Securities or Exchange Securities pursuant to a Shelf Registration Statement.

         6. Miscellaneous.

         (a) Rule 144 and Rule 144A. The Company agrees that, for so long as the Company is subject to the reporting requirements of Section 13 or 15 of the 1934 Act, it will file all reports required to be filed by it under Section 13(a) or 15(d) of the 1934 Act and the rules and regulations adopted by the SEC thereunder and if it ceases to be so required to file such reports, it will upon the request of any Holder or beneficial owner of Registrable Securities (i) make publicly available such information (including, without limitation, the information specified in Rule 144(c)(2) under the 1933 Act) as is necessary to permit sales pursuant to Rule 144 under the 1933 Act, (ii) deliver or cause to be delivered, promptly following a request by any Holder or beneficial owner of Registrable Securities or any prospective purchaser or transferee designated by such Holder or beneficial owner, such information (including, without limitation, the information specified in Rule 144A(d)(4) under the 1933 Act) as is necessary to permit sales pursuant to Rule 144A under the 1933 Act, and (iii) take such further action that is reasonable in the circumstances, in each case to the extent required from time to time to enable such Holder to sell its Registrable Securities without registration under the 1933 Act within the limitation of the exemptions provided by (x) Rule 144 under the 1933 Act, as such Rule may be amended from time to time, (y) Rule 144A under the 1933 Act, as such Rule may be amended from time to time, or (z) any similar rules or regulations hereafter adopted by the SEC. Upon the request of any Holder or beneficial owner of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

         (b) No Inconsistent Agreements. The Issuer and the Guarantors have not entered into nor will the Issuer and the Guarantors on or after the date of this Agreement enter into any agreement which conflicts with or is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof; provided that the Issuer and the Guarantors will not be precluded from entering into any agreement after the date hereof which may or does result, directly or indirectly, in the payment of Additional Interest.

         (c) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Issuer and Guarantors have obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Securities affected by such amendment, modification, supplement, waiver or departure; provided, however, that no amendment, modification, supplement or waiver or consent to any departure from the provisions of Section 5 hereof shall be effective as against any Holder of Registrable Securities unless consented to in writing by such Holder.

         (d) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder or Participating Broker-Dealer (other than the Initial Purchasers), at the most current address set forth on the records of the registrar under the Indenture, (ii) if to the Initial Purchasers, at the most current address given by the Initial Purchasers to the Issuer and Guarantors by means of a notice given in accordance with the provisions of this Section 6(d), which address initially shall be the address set forth in the Purchase Agreement; (iii) if to the Issuer and Guarantors, initially at the address set forth in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(d) and (iv) if to any Underwriter, at the most current address given by such Underwriter to the Issuer and Guarantors by means of a notice given in accordance with the provisions of this Section 6(d), which address initially shall be the address set forth in the applicable underwriting agreement.

         All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged, if telecopied; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery. Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee, at the address specified in the Indenture.

         (e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms hereof or of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities, such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such Person shall be entitled to receive the benefits hereof.

         (f) Third Party Beneficiary. Each Holder and Participating Broker-Dealer shall be a third party beneficiary of the agreements made hereunder between the Issuer and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of other Holders hereunder. Each Holder, by its acquisition of Securities, shall be deemed to have agreed to the provisions of Section 5(b) hereof.

         (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         (i) Restriction on Resales. The Issuer or the Company will not resell any Securities that have been acquired by either of them; the Issuer and the Company will not permit any of their respective affiliates (as defined in Rule 144 under the 1933 Act) to resell, until a date at least 180 days after the Closing Time, any Securities that have been acquired by any of them, and any such resale shall be under circumstances that shall not require the registration of the Securities under the 1933 Act.

         (j) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         (k) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                           TOLL BROTHERS FINANCE CORP.


                                           By:   /s/    Kenneth J. Gary
                                                 -----------------------------
                                                 Name:  Kenneth J. Gary
                                                 Title: Senior Vice President


                                           TOLL BROTHERS, INC.


                                           By:   /s/  Kenneth J. Gary
                                                 -----------------------------
                                                 Name:  Kenneth J. Gary
                                                 Title: Senior Vice President


The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

SALOMON SMITH BARNEY INC.
BANC OF AMERICA SECURITIES LLC
BANC ONE CAPITAL MARKETS, INC.

By: Salomon Smith Barney Inc.


By:    /s/ Richard L. Moriarty
       ---------------------------
       Name: Richard L. Moriarty
       Title: Managing Director


For themselves and the other several Initial Purchasers named in Schedule A to the foregoing Agreement.

                                                                      Schedule A


                            Other Initial Purchasers


Wachovia Securities
BNP Paribas Securities Corp.
Comerica Securities, Inc.
Credit Lyonnais Securities (USA) Inc.
SunTrust Capital Markets, Inc.